EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated February 13, 2004, accompanying the consolidated financial statements of Onyx Acceptance Corporation and Subsidiaries appearing in the 2003 Annual Report of the Company on Form 10-K for the year ended December 31, 2003, which is incorporated by reference in this Registration Statement on Form S-8 (the “Registration Statement”). We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ Grant Thornton LLP

Irvine, California
April 8, 2004